UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 26, 2018

Rockwell Collins, Inc.

(Exact name of Registrant as specified in its charter)

Delaware		52-2314475
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification Number)

400 Collins Road NE Cedar Rapids, Iowa	001-16445	52498
(Address of principal executive office)	(Commission File No.)	(Zip Code)

Registrant’s telephone number, including area code: (319) 295-1000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On November 26, 2018, United Technologies Corporation, a Delaware corporation (“UTC”), completed the acquisition of Rockwell Collins, Inc., a Delaware corporation (“Rockwell Collins”). Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of September 4, 2017 (the “Merger Agreement”), among UTC, Riveter Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of UTC (“Merger Sub”), and Rockwell Collins, Merger Sub merged with and into Rockwell Collins, with Rockwell Collins surviving as a wholly owned subsidiary of UTC (the “Merger”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note and in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

On November 26, 2018, pursuant to the terms of the Merger Agreement, UTC completed the acquisition of Rockwell Collins through the merger of Merger Sub with and into Rockwell Collins, with Rockwell Collins continuing as the surviving entity. As a result of the Merger, Rockwell Collins became a wholly owned subsidiary of UTC.

At the effective time of the Merger (the “Effective Time”), each share of Rockwell Collins common stock, par value $0.01 per share (“Rockwell Collins Common Stock”) issued and outstanding immediately prior to the Effective Time (except for shares held by Rockwell Collins as treasury stock or held directly by UTC or Merger Sub, shares held by any wholly owned subsidiary of Rockwell Collins or any wholly owned subsidiary of UTC (other than Merger Sub)) was converted into the right to receive (i) $93.33 in cash, without interest and (ii) 0.37525 of a share of UTC common stock, par value $1.00 per share, and cash in lieu of fractional shares (together, the “Merger Consideration”), less any applicable withholding taxes.

As of the Effective Time, each then-outstanding Rockwell Collins stock option was canceled in exchange for the right to receive the Merger Consideration in respect of each net option share subject to such option, less applicable tax withholding, with the number of net option shares calculated by subtracting from the total number of shares subject to such option a number of shares with a value equal to the aggregate applicable exercise price. As of the Effective Time, each then-outstanding Rockwell Collins restricted stock award, and each Rockwell Collins restricted stock unit award, whether performance-based or time-based, granted prior to the date of the Merger Agreement or to a non-employee director of Rockwell Collins, became fully vested and was canceled in exchange for the right to receive the Merger Consideration in respect of each share of Rockwell Collins Common Stock subject to such award (with the number of shares subject to any performance-based restricted stock unit award deemed to be equal to the target number of shares), less applicable tax withholding. As of the Effective Time, each then-outstanding Rockwell Collins restricted stock unit award, whether performance-based or time-based, granted on or after the date of the Merger Agreement was assumed by UTC and converted into a time-based restricted stock unit award of UTC with an equivalent value (as calculated in accordance with the formula set forth in the Merger Agreement, and with any performance-based restricted stock unit award deemed to be achieved at target level). As of the Effective Time, each then-outstanding Rockwell Collins deferred stock unit award that was payable by its terms upon the consummation of the Merger was canceled in consideration for the right to receive (i) if payable in cash by its terms, a lump sum cash payment equal to the product of the value of the Merger Consideration and the number of shares of Rockwell Collins Common Stock relating to such deferred stock unit award, less applicable tax withholding, or (ii) if payable in shares by its terms, the Merger Consideration in respect of each share of Rockwell Collins Common Stock subject to such award, less applicable tax withholding. As of the Effective Time, each then-outstanding Rockwell Collins deferred stock unit award that was not payable by its terms upon the consummation of the Merger was assumed by UTC and converted into a deferred stock unit award of UTC with an equivalent value (as calculated in accordance with the formula set forth in the Merger Agreement).

The total aggregate consideration payable in the Merger was approximately $15.5 billion in cash and approximately 62.4 million shares of UTC common stock.

A copy of the Merger Agreement was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Rockwell Collins on September 6, 2017 and is incorporated herein by reference. The foregoing summary of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Trading in shares of Rockwell Collins Common Stock and Rockwell Collins Preferred Share Purchase Rights (the “Rockwell Collins Preferred Share Purchase Rights”) on the New York Stock Exchange (the “NYSE”) has been halted. In connection with the Merger, Rockwell Collins requested that the NYSE file a Form 25 for the Rockwell Collins Common Stock and a Form 25 for the Rockwell Collins Preferred Share Purchase Rights (collectively, the “Securities”) with the SEC on November 26, 2018 to remove the Securities from listing on the NYSE and to terminate the registration of the Securities under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the Securities will no longer be listed on the NYSE. Rockwell Collins intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of Rockwell Collins Common Stock under Section 12(g) of the Exchange Act and the suspension of Rockwell Collins’ reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information contained in the Introductory Note above and under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note above and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, a change in control of Rockwell Collins occurred, with Rockwell Collins becoming a wholly owned subsidiary of UTC. UTC financed the cash portion of the Merger Consideration with available cash and the net proceeds from its notes offering.

The information contained in the Introductory Note above and under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, Anthony J. Carbone, Chris A. Davis, Ralph E. Eberhart, John A. Edwardson, Richard G. Hamermesh, David Lilley, Andrew J. Policano, Cheryl L. Shavers and Jeffrey L. Turner, the members of the board of directors of Rockwell Collins immediately prior to the Effective Time, other than Robert K. Ortberg, resigned from the board of directors of Rockwell Collins and from any and all committees of the board of directors of Rockwell Collins on which they served. Also at the Effective Time, David L. Gitlin, Christoph T. Feddersen and Robert S. Touger, the members of the board of directors of Merger Sub immediately prior to the Effective Time, became members of the board of directors of Rockwell Collins and immediately thereafter, Mr. Touger was replaced by Patrick E. Allen.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, the certificate of incorporation of Rockwell Collins that was in effect immediately prior to the Effective Time was amended and restated in its entirety as set forth in Exhibit A to the Merger Agreement and, as so amended and restated, is the certificate of incorporation of the surviving corporation. The bylaws of Merger Sub that were in effect immediately prior to the Effective Time became the bylaws of the surviving corporation, except as to the name of the surviving corporation, which is “Rockwell Collins, Inc.” The certificate of incorporation of Rockwell Collins and the bylaws of Rockwell Collins as so amended and restated are attached as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

The information contained in the Introductory Note above and under Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of September 4, 2017, by and among United Technologies Corporation, Riveter Merger Sub Corp., and Rockwell Collins, Inc. (incorporated by reference to Exhibit 2.1 to Rockwell Collins’ Current Report on Form 8-K filed on September 6, 2017).*

3.1	Amended and Restated Certificate of Incorporation of Rockwell Collins, Inc.

3.2	Amended and Restated Bylaws of Rockwell Collins, Inc.

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Rockwell Collins hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwell Collins, Inc.
(Registrant)

Date: November 26, 2018	/s/ Patrick E. Allen
Name: Patrick E. Allen
Title: Vice President, Chief Financial Officer & Treasurer